Exhibit 10.29
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is made and entered into as of this 1st day of January, 2025, by and between Lori Sirman (the “Executive”) and Origin Bank, a Louisiana state-chartered bank (“Origin Bank”).
WHEREAS, Executive is a party to that certain Employment Agreement, dated January 16, 2013, with BTH Bank, N.A., as amended by that certain Amendment to Employment Agreement, dated April 26, 2022, pursuant to which Origin Bank became the successor-in-interest to BTH Bank, N.A. (the “Employment Agreement”);
WHEREAS, the Executive and Origin Bank desire to further amend the Employment Agreement to reflect the Executive’s new annual base salary effective as of January 1, 2025;
NOW, THEREFORE, in consideration of the foregoing, and the other promises, covenants and benefits set forth in this Second Amendment, the parties agree as follows:
1.Compensation. The Executive’s annual base salary as of January 1, 2025 will be $350,000. Origin Bank will periodically evaluate the Executive’s base salary for increases, but not decreases, during the term of the Employment Agreement. The Executive will also be eligible for such incentive compensation and other benefits as may be made available to similarly-situated officers of Origin Bank.
2.Continuing Effect. Except as expressly provided by this Second Amendment, all of the terms, provisions, conditions, covenants, agreements, representations and warranties contained in the Employment Agreement are not modified by this Second Amendment and continue in full force and effect as originally written. As hereby modified and amended, all of the terms and provisions of the Employment Agreement are ratified and confirmed.
3.Multiple Counterparts. For the convenience of the parties hereto, this Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Second Amendment. A facsimile or email transmission of a signed .pdf counterpart of this Second Amendment shall be sufficient to bind the party or parties whose signature(s) appear thereon.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the date first above written.

ORIGIN BANK

By: /s/ Ashlea Price
Name: Ashlea Price
Title: Executive Vice President, Chief Human Resources Officer

EXECUTIVE

/s/ Lori Sirman
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